Exhibit 4.4

MYLAN INC.,

as Issuer,

DEY, INC.

DEY PHARMA, L.P.

DEY LIMITED PARTNER, INC.

EMD, INC.

MYLAN DELAWARE INC.

MYLAN LHC INC.

and

SOMERSET PHARMACEUTICALS, INC.,

as Guaranteeing Subsidiaries,

The GUARANTORS from time to time parties hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED as of NOVEMBER 29, 2011

TO THE INDENTURE

DATED as of MARCH 7, 2007,

1.25% SENIOR CONVERTIBLE NOTES DUE 2012

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 29, 2011, among Mylan Inc., a Pennsylvania corporation (the “Company”), Dey, Inc., a Delaware corporation, Dey Pharma, L.P., a Delaware limited partnership, Dey Limited Partner, Inc., a Delaware corporation, EMD, Inc., a Delaware corporation, Mylan Delaware Inc., a Delaware corporation, Mylan LHC Inc., a Delaware corporation, Somerset Pharmaceuticals, Inc., a Delaware corporation (each, a Subsidiary of the Company and, together, the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 7, 2007, providing for the issuance of 1.25% Senior Convertible Notes Due 2012 (the “Notes”);

WHEREAS, the Indenture provides that under the circumstances specified therein that the Guaranteeing Subsidiaries shall fully and unconditionally guarantee the Company’s obligations under the Notes and the Indenture in accordance with the provisions set forth in Article 11 of the Indenture; and

WHEREAS, pursuant to the provisions of Section 10.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Company and the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby provides a Guarantee in respect of the Securities on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and this Guarantee.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE AND THE WITHIN GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee makes no representations as to, and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of, this Supplemental Indenture or for or in respect of the recitals contained herein, or the within Guarantee all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: November 29, 2011,

DEY, INC.

By:
Name: Kristin Kolesar
Title: Secretary

DEY PHARMA, L.P., by Dey, Inc., its general partner

By:
Name: Kristin Kolesar
Title: Secretary

DEY LIMITED PARTNER, INC.

By:
Name: Kristin Kolesar
Title: Secretary

EMD, INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN DELAWARE INC.

By:
Name: Kristin Kolesar
Title: Secretary

Signature Page to March 2007 Supplemental Indenture

MYLAN LHC INC.

By:
Name: Kristin Kolesar
Title: Secretary

SOMERSET PHARMACEUTICALS, INC.

By:
Name: Kristin Kolesar
Title: Secretary

MLRE LLC

By:
Name: Kristin Kolesar
Title: Manager

MP AIR, INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN BERTEK PHARMACEUTICALS INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN CARIBE, INC.

By:
Name: Kristin Kolesar
Title: Secretary

Signature Page to March 2007 Supplemental Indenture

MYLAN INSTITUTIONAL INC. (formerly known as UDL Laboratories, Inc.)

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN LLC

By:
Name: Kristin Kolesar
Title: Manager

MYLAN PHARMACEUTICALS INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN TECHNOLOGIES, INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN INC.

By:
Name: John D. Sheehan
Title: Executive Vice President and Chief Financial Officer

Signature Page to March 2007 Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Signature Page to March 2007 Supplemental Indenture